Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268603

PROSPECTUS SUPPLEMENT NO. 15

(to Prospectus dated March 29, 2024)

Scilex Holding Company

Up to 71,459,469 Shares of Common Stock

Up to 11,003,988 Shares of Common Stock Issuable Upon the Exercise of Warrants

Up to 5,490,617 Warrants

This prospectus supplement supplements the prospectus dated March 29, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-268603) for which Post-Effective Amendment No. 2 was filed with the Securities and Exchange Commission on March 27, 2024 and declared effective by the Securities and Exchange Commission on March 29, 2024. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on November 22, 2024 (the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of 11,003,988 shares of our common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of (i) 4,104,000 private placement warrants (the “Private Warrant Shares”) originally sold in a private placement at a price of $0.75 per warrant in connection with the initial public offering of Vickers Vantage Corp. I (“Vickers”) (and a portion of which were subsequently transferred to Sorrento Therapeutics, Inc. (“Sorrento”) at no cost in connection with the Business Combination (as defined below)) (the “Private Warrants”) and (ii) 6,899,988 public warrants (the “Public Warrant Shares”) originally sold to the public investors in connection with the initial public offering of units of Vickers (the “Public Warrants” and together with the Private Warrants, the “Warrants”) at a price of $10.00 per unit, with each unit consisting of one ordinary share of Vickers and one-half of one warrant to purchase one ordinary share of Vickers. As previously disclosed in prospectus supplement no. 16 to the Prospectus, filed with the Securities and Exchange Commission on October 6, 2023, Sorrento subsequently sold (a) 60,068,585 shares of Common Stock; (b) 29,057,097 shares of Series A Preferred Stock; and (c) warrants exercisable for 4,490,617 shares of Common Stock, in each case to us by delivery of such purchased securities to SCLX Stock Acquisition JV LLC, a Texas limited liability company (“SCLX JV”) and our indirect wholly-owned subsidiary, of which warrants exercisable for 4,000,000 shares of Common Stock were subsequently transferred by SCLX JV to Oramed Pharmaceuticals, Inc., a Delaware corporation (“Oramed”).

Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share. We will not receive the proceeds from the resale of the Private Warrant Shares or the Public Warrant Shares hereunder; however, we will receive the proceeds from any exercise of the Private Warrants and the Public Warrants.

The Prospectus and this prospectus supplement also relates to the offer and sale from time to time by:

(a) the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to an aggregate of 71,459,469 shares (the “Resale Shares”) of our Common Stock, consisting of:

(i) up to 3,983,057 shares of Common Stock (the “Sponsor Shares”) held by Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd, Pei Wei Woo, Suneel Kaji and Steve Myint (collectively, the “Sponsors”), comprised of 3,450,000 shares that were issued on November 9, 2022 upon conversion of the same number of our former ordinary shares (initially acquired by the Sponsors prior to the initial public offering of units of Vickers Vantage Corp. I at a purchase price of $0.007 per ordinary share) in connection with the Domestication and the Business Combination (each as defined below) and 533,057 shares that were also issued on November 9, 2022 upon the contribution of certain indebtedness by Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd at a contribution value of $10.00 per share, in connection with the Business Combination pursuant to a debt contribution agreement;

(ii) up to 61,985,795 shares of Common Stock (the “Merger Shares”) issued to Sorrento on November 10, 2022 in connection with the Business Combination at an equity consideration value of $10.00 per share, of which 60,068,585 are now held by SCLX JV;

(iii) up to 4,104,000 Private Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Private Warrants at an exercise price of $11.50 per share; and

(iv) up to 1,386,617 Public Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Public Warrants at an exercise price of $11.50 per share; and

(b) the selling warrantholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Warrantholders” and, together with the Selling Stockholders, the “Selling Securityholders”) of up to 4,104,000 Private Warrants (which were originally issued at a price of $0.75 per Private Warrant, of which 3,104,000 were transferred from the Sponsors to Sorrento at no cost in connection with the Business Combination), and 1,386,617 Public Warrants (which were acquired by Sorrento in open-market purchases at a weighted average purchase price of $0.3078 per Public Warrant). Sorrento subsequently transferred 4,490,617 warrants held by it to SCLX JV, of which 4,000,000 warrants were subsequently transferred by SCLX JV to Oramed and then subsequently repurchased by us from Oramed.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On November 21, 2024, the last reported sales price per share of our Common Stock was $0.55. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “SCLXW.” On November 21, 2024, the closing sale price per warrant of our Public Warrants was $0.26.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 14 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 22, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2024 (November 19, 2024)

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) is being filed to amend the Current Report on Form 8-K filed by Scilex Holding Company (the “Company”) with the Securities and Exchange Commission on November 20, 2024 (the “Original Form 8-K”) to report a change in the Company’s certifying accountant. This Amendment No. 1 amends and restates the Form 8-K to include as Exhibit 16.1 thereto a copy of the letter from the Company’s former independent registered public accounting firm referred to in the Original Form 8-K, to clarify the process regarding such firm’s dismissal and the timing of such firm’s engagement by the Company as set forth in the third paragraph, to update the Company’s statement in the seventh paragraph regarding reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, and to respond to certain statements made by such firm in its letter to the Securities and Exchange Commission as set forth in the last three paragraphs of this Amendment No. 1.

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Item 4.01.	Changes in Registrant’s Certifying Accountant.

In order to complete its review of Scilex Holding Company’s (the “Company”) financial statements as of, and for the period ended, September 30, 2024 (the “Q3 Financials”), the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), recently requested that the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) conduct an investigation with respect to certain contracts entered into by the Company in June 2024 and September 2024, and the corresponding accounting for such contracts, which may impact EY’s willingness to rely on management’s representations in connection with its review of the Q3 Financials. The contracts are comprised of the Commitment Side Letter entered into with FSF 33433 LLC (a copy of which was filed with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Current Report on Form 8-K filed on June 12, 2024), a distribution agreement entered into with Endeavor Distribution LLC (“Distributor”) in June 2024, and the Satisfaction Agreement entered into with FSF 33433 LLC and Distributor (filed with the SEC in the Company’s Current Report on Form 8-K filed on September 18, 2024). As two of the contracts were entered into during the Company’s second fiscal quarter of 2024, the investigation of such contracts may have a material impact on the Company’s financial statements as of, and for the quarter ended, June 30, 2024, which are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024 (the “Q2 Form 10-Q”).

In response to EY’s request, the Audit Committee recently commenced an investigation with the assistance of independent counsel with respect to an evaluation of the above referenced contracts, the accounting treatment of such contracts, and related matters. The Audit Committee was recently informed by its independent counsel that no conclusive findings have been made yet and its investigation will not be completed for at least several weeks. In addition, EY informed the Audit Committee that, even after the investigation by independent counsel is complete, EY could not provide any assurance as to when or whether it could timely complete its review of the Q3 Financials.

On November 19, 2024, because of EY’s inability to provide such assurance regarding the completion of its review of the Q3 Financials, the Audit Committee (as such committee was constituted at the time the investigation commenced) voted to dismiss EY, effective immediately. EY had initially been engaged by the Company in 2020 when it was still a private company and was reengaged as the Company’s independent registered public accounting firm in 2022 in connection with the Company becoming a publicly traded company. Based on the Audit Committee’s prior discussions with EY, the Company does not have any disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Audit Committee has commenced its process of identifying a new independent registered public accounting firm and will disclose its engagement of a new firm promptly following such engagement.

As a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Form 10-Q”), the Company expects that, among other things, (i) it will receive a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to file the Form 10-Q in a timely manner, (ii) it will be in default under the senior secured promissory note (the “Oramed Note”) issued on September 21, 2023, by the Company to Oramed Pharmaceuticals Inc. (“Oramed”) and the Tranche B senior secured convertible notes, issued to certain institutional investors (collectively, the “Investors”) and Oramed on October 8, 2024 (the “Tranche B Notes” and together with the Oramed Note, the “Existing Notes”), which may result in the accelerated payment of the Company’s obligations under such notes and provide the lenders thereunder various remedies under such notes, including penalty interest and liquidated damages, and (iii) its ability to conduct certain types of financings will be limited or unavailable at least until the Q3 Form 10-Q is filed with the SEC. An event of default under the Existing Notes would, among other things, allow the holder of the Oramed Note to elect to immediately accelerate the due date of such note and, in the case of the Tranche B Notes, all of the holders thereof to require that the Company redeem such notes in accordance with the terms thereof, in each case unless the holders amend such Existing Notes to eliminate or defer or otherwise waive such event of default (to the extent a waiver alone is sufficient to eliminate certain rights), including any default interest rates, liquidated damages or similar penalties that would arise pursuant to the terms of such Existing Notes upon an event of default that is not cured within the applicable periods set forth in the Existing Notes.

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Failure to comply with applicable laws or regulations, as interpreted and applied, or the Company’s reporting obligations with the SEC, and an event of default under the Existing Notes, could have a material adverse effect on the Company’s reputation, the price of its securities and its business, financial condition and results of operations. The Company cannot predict the outcome of the above-referenced matters. An unfavorable outcome could have a material adverse impact on the Company’s financial position, results of operations or liquidity or the market for its securities, and could subject the Company and/or its directors and officers to litigation or other actions from third parties or regulatory bodies related to the above-referenced matters.

The reports of EY on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of providing a qualification as to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period through November 19, 2024, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the Company’s two most recent fiscal years and the subsequent interim period through November 19, 2024, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except (i) for the disclosure of the material weakness in the Company’s internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (ii) that, as described in the EY Letter (as defined below), EY advised the Audit Committee, including in a discussion on November 10, 2024, in substance, that information had come to EY’s attention that if further investigated may materially impact the fairness or reliability of the financial statements issued or to be issued for the second and third quarters, or cause EY to be unwilling to rely on management’s representations or be associated with the registrant’s financial statements, and at the time of EY’s dismissal on November 19, 2024, such investigation was not complete.

The Company provided EY with a copy of the foregoing disclosure and requested EY to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein. On November 20, 2024, EY furnished a copy of such letter to the Company stating that it disagrees with certain of the statements made by the Company (the “EY Letter”). A copy the EY Letter is attached hereto as Exhibit 16.1, and is incorporated herein by reference.

As set forth below, the Company disagrees with certain of the statements made by EY in the EY Letter.

First, in the fourth bullet point of the EY Letter, EY states that “The Executive Chairman asserted a view that the Audit Committee should terminate or suspend the independent investigation and/or terminate EY.” The Company disagrees with this statement, as the Executive Chairman discussed with EY, among other things, the timing of EY’s completion of its review of the Q3 Financials, the potential scenarios surrounding a possible transition to a new accounting firm if determined to do so by the Audit Committee due to the timing issues for EY to complete its review of the Q3 Financials, and what level of support the Company might expect to receive from EY during a transition to a new accounting firm.

Second, in the sixth bullet point of the EY Letter, EY states that “Subsequently, on November 19, EY learned that the person who had been Chair of the Audit Committee was no longer on the Audit Committee, and the remaining members of the Audit Committee had decided to dismiss EY as the Company’s auditor.” The Company believes that such statement suggests, incorrectly, that the Audit Committee had been reconstituted prior to a vote regarding EY’s dismissal. As noted above in paragraph three of this Amendment No. 1, the members of the Audit Committee voted to dismiss EY, and was comprised of the same members of the Audit Committee for the entirety of the investigation as of such date.

Forward-Looking Statements

Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Q3 Form 10-Q, the Company’s ability to regain compliance with the Nasdaq continued listing standards and the Audit Committee’s

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anticipated engagement of a new independent registered public accounting firm constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to file the Q3 Form 10-Q, the Company’s ability to regain compliance with the Nasdaq continued listing standards and to maintain the listing of the Company’s securities thereon, the risk that the investigation referenced herein will take longer than anticipated, the outcome of such investigation, the potential for the outcome of the investigation to materially impact the Q2 Form 10-Q and/or the Q3 Financials, the Company’s ability to expeditiously engage a new audit firm, the Company’s ability to perform its obligations that would be triggered by an event of default under the Existing Notes, the Company’s ability to continue to comply with applicable covenants under the Existing Notes, and the risk of litigation or other actions arising from the investigation and its findings or the failure to timely file the Q3 Form 10-Q or any subsequent SEC filing.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 12, 2024, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP dated November 20, 2024

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: November 22, 2024

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Exhibit 16.1

Ernst & Young LLP Suite 1600 4365 Executive Drive San Diego CA 92121	Tel: +1 858 535 7200 Fax: +1 858 535 7777 ey.com

November 20, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated November 20, 2024 of Scilex Holding Company (the “Company”).

We disagree with the third sentence of the second paragraph on the basis that it omits information needed to accurately characterize recent discussions between EY and the Company:

•

During its third-quarter review procedures, EY learned of information calling into question the accuracy of information provided by the Company regarding certain transactions the Company entered into in the second and third quarters of 2024.

•

EY brought its concerns on these matters to the Company’s Audit Committee, and the Company’s Audit Committee engaged counsel to conduct an independent investigation. On November 10, 2024, EY communicated to the Audit Committee and its independent investigative counsel that there was a basis for concern regarding (1) the Company’s accounting; (2) management integrity; and (3) compliance with relevant laws and regulations. The independent investigative counsel shared a preliminary work plan, and EY understood from the discussion that the investigation would proceed without delay.

•

On November 17, the Company’s Executive Chairman contacted EY and requested, in substance, that EY complete its third-quarter review procedures without the benefit of a completed investigation into the transactions in question. EY informed the Executive Chairman, in substance, that EY would need to understand and assess the findings from the investigation and any impact on the Company’s financial statements to complete the third-quarter review procedures.

•

On November 18, the Company’s Executive Chairman made similar statements in a discussion with EY, the Audit Committee, and Company counsel. EY reiterated the importance of obtaining information regarding the transactions in question. The Executive Chairman asserted a view that the Audit Committee should terminate or suspend the independent investigation and/or terminate EY.

•	On November 19, EY contacted the Audit Committee to understand its plans regarding the independent investigation. EY communicated the following, in substance:

•	EY would need to understand whether the Audit Committee remained committed to completing an independent investigation of the transactions in question.

•	EY believed the Company should make a public filing without delay to provide additional information regarding the investigation and its impact on the timing of the Company’s periodic filings.

•	Subsequently, on November 19, EY learned that:

•	the person who had been Chair of the Audit Committee was no longer on the Audit Committee, and

•	the remaining members of the Audit Committee had decided to dismiss EY as the Company’s auditor.

We disagree with the second sentence of the seventh paragraph:

•

As described above, EY advised the Audit Committee, including in a discussion on November 10, 2024, in substance, that information had come to EY’s attention that if further investigated may materially impact the fairness or reliability of the financial statements issued or to be issued for the second and third quarters, or cause EY to be unwilling to rely on management’s representations or be associated with the registrant’s financial statements, and

•	At the time of EY’s dismissal on November 19, 2024, such investigation was not complete.

Given the foregoing, we believe a reportable event exists under Item 304(a)(1)(v)(C).

We disagree with the second sentence of the third paragraph on the basis that EY has served as auditor to the Company since 2020, not 2022.

We agree with the statements in:

•	the first paragraph, except insofar as the first sentence suggests the independent investigation only was relevant to the Company’s third-quarter financial statements,

•	the first sentence of the second paragraph,

•

the third sentence of the second paragraph, insofar as in EY communicated, in substance, that EY would need to understand and assess the findings from the investigation and any effect on the Company’s financial statements,

•	the third sentence of the third paragraph, insofar as there is no reportable disagreement as that phrase is used in Item 304(a)(1)(iv),

•	the sixth paragraph,

•	the first sentence of the seventh paragraph, and

•	the first two sentences of the eighth paragraph.

We have no basis to agree or disagree with the statements in:

•	the second sentence of the second paragraph,

•	the first sentence of the third paragraph,

•	the fourth sentence of the third paragraph,

•	the fourth and fifth paragraphs, which set out the Company’s expectations and risk analyses, on which EY takes no position, or

•	the third sentence of the eighth paragraph.

Sincerely,

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2024

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2024, Scilex Holding Company (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to file the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Form 10-Q”) in a timely manner. The Listing Rule requires listed companies to timely file all required periodic reports with the Securities and Exchange Commission (the “SEC”). The Company previously reported in its Form 12b-25 filed with the SEC on November 14, 2024 that the Company was unable to file its Q3 Form 10-Q within the prescribed time period without unreasonable effort or expense.

Under Nasdaq rules, the Company has 60 calendar days from receipt of the Notice, or until January 20, 2025, to submit a plan to regain compliance with the Listing Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Q3 Form 10-Q, or until May 19, 2025, to regain compliance.

The Company is working to file the Q3 Form 10-Q as soon as possible in order to regain compliance with the Listing Rule. However, if the Company does not submit the Q3 Form 10-Q by January 20, 2025, the Company will submit a plan by such date to Nasdaq that outlines, as definitively as possible, the steps the Company will take to promptly file the Q3 Form 10-Q.

Item 8.01.	Other Events.

Press Release

On November 22, 2024, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Risk Factors Update

The Company is also filing this Current Report on Form 8-K to supplement its risk factors, including those contained in its Annual Report on Form 10-K filed with the SEC on March 12, 2024 (the “Annual Report”) and subsequent reports required to be filed with the SEC pursuant to the Exchange Act (the “Subsequent Reports”). The risk factors below should be considered together with the other risk factors described in the Annual Report and the Subsequent Reports, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC.

Our failure to meet the continued listing standards of Nasdaq could result in a delisting of our Common Stock

On November 1, 2024, we received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying us that, because the closing bid price for our shares of common stock, par value $0.0001 (the “Common Stock”), has been below $1.00 per share for 30 consecutive business days, we no longer comply with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.

2

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial compliance period of 180 calendar days, or until April 30, 2025, to regain compliance with the Minimum Bid Price Requirement. If we do not regain compliance with the Minimum Bid Price Requirement by April 30, 2025, we may be afforded a second 180 calendar day grace period. To qualify, we would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement. In addition, we would be required to provide written notice of our intention to cure the minimum bid price deficiency during this second 180-day compliance period by effecting a reverse stock split, if necessary.

On November 21, 2024, we received a letter (the “Nasdaq Notice”) from Nasdaq advising us that we were not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of our failure to file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Form 10-Q”) in a timely manner. The Listing Rule requires listed companies to timely file all required periodic reports (the “Timely Reporting Requirement”) with the Securities and Exchange Commission (the “SEC”).

Under Nasdaq rules, we have 60 calendar days from receipt of the Nasdaq Notice, or until January 20, 2025, to submit a plan to regain compliance with the Listing Rule. If Nasdaq accepts our plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Q3 Form 10-Q, or until May 19, 2025, to regain compliance.

If it appears to the Staff that we will not be able to cure the deficiencies disclosed above, or if we are otherwise not eligible for the additional compliance period, and we do not regain compliance (i) by April 30, 2025 for the Minimum Bid Price Requirement or (ii) by January 20, 2025 for the Timely Reporting Requirement, Nasdaq will provide written notification to us that our shares of Common Stock are subject to delisting. At that time, we may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules.

If Nasdaq determines to delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

•	causing our shares of Common Stock to be transferred to a more limited market than Nasdaq, which could affect the market price, trading volume, liquidity and resale price of such shares;

•	causing an event of default under the Company’s existing debt instruments;

•	reducing the number of investors, including institutional investors, willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity;

•	decreasing the amount of news and analyst coverage relating to us;

•	reducing the availability of information concerning the trading prices and volume of our Common Stock;

•	limiting our ability to issue additional securities, obtain additional financing or pursue strategic restructuring, refinancing or other transactions; and

•	impacting our reputation and, as a consequence, our business and operations.

3

The Company and/or its directors and officers may be subject to litigation or other actions as a result of or relating to our internal investigation and our failure to timely file the Q3 Form 10-Q with the SEC and an unfavorable outcome with respect to such matters could harm our business, financial condition and results of operations.

As previously disclosed, the Audit Committee of our Board of Directors recently commenced an investigation with the assistance of independent counsel with respect to an evaluation of the following contracts: (i) the Commitment Side Letter entered into with FSF 33433 LLC (a copy of which was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed on June 12, 2024), (ii) a distribution agreement entered into with Endeavor Distribution LLC (“Distributor”) in June 2024, and (iii) the Satisfaction Agreement entered into with FSF 33433 LLC and Distributor (filed with the SEC in the Company’s Current Report on Form 8-K filed on September 18, 2024). The investigation relates to the accounting treatment of such contracts and related matters.

Failure to comply with applicable laws or regulations, as interpreted and applied, or the Company’s reporting obligations with the SEC could have a material adverse effect on the Company’s reputation, the price of its securities and its business, financial condition and results of operations. The Company cannot predict the outcome of the above-referenced matters. Our management may be required to devote significant time and attention to these matters. An unfavorable outcome could have a material adverse impact on the Company’s financial position, results of operations or liquidity or the market for its securities, and could subject the Company and/or its directors and officers to litigation or other actions from third parties or regulatory bodies related to the above-referenced matters.

Forward-Looking Statements

Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Q3 Form 10-Q and the Company’s ability to regain compliance with the Nasdaq continued listing standards constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the engagement by the Audit Committee of the Company’s Board of Directors of a new independent registered public accounting firm, including the timing thereof, risks related to the Company’s ability to file the Q3 Form 10-Q, the Company’s ability to regain compliance with the Nasdaq continued listing standards and to maintain the listing of the Company’s securities thereon, and the risk of litigation or other actions arising from the failure to timely file the Q3 Form 10-Q or any subsequent SEC filing.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 12, 2024, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

4

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Scilex Holding Company on November 22, 2024

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: November 22, 2024

6

Exhibit 99.1

FOR IMMEDIATE RELEASE November 22, 2024

Scilex Holding Company Announces Receipt of Notice from Nasdaq

PALO ALTO, CALIFORNIA – November 22, 2024 (GLOBE NEWSWIRE) — Scilex Holding Company (Nasdaq: SCLX, “Scilex” or the “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, today reported that it received a notice (the “Notice”) on November 21, 2024 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Form 10-Q”) in a timely manner.

Under Nasdaq rules, the Company has 60 calendar days from receipt of the Notice or until January 20, 2025, to submit a plan to regain compliance with the Listing Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Q3 Form 10-Q, or until May 19, 2025, to regain compliance.

In response to the Notice, the Company intends to file the Q3 Form 10-Q as soon as possible in order to regain compliance with the Listing Rule. However, if the Company does not submit the Q3 Form 10-Q by January 20, 2025, the Company will submit a plan by such date to Nasdaq that outlines, as definitively as possible, the steps the Company will take to promptly file the Q3 Form 10-Q.

For more information on Scilex Holding Company, refer to www.scilexholding.com.

For more information on Scilex Holding Company Sustainability Report, refer to www.scilexholding.com/investors/sustainability.

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

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About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

Scilex Holding Company is headquartered in Palo Alto, California.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements relating to the filing of the Q3 Form 10-Q and the Company’s ability to regain compliance with the Nasdaq continued listing standards, and the Company’s development and commercialization plans.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to the engagement by the Audit Committee of the Company’s Board of Directors of a new independent registered public accounting firm, including the timing thereof, the Company’s ability to file the Q3 Form 10-Q; risks related to the Company’s ability to regain compliance with the Nasdaq continued listing standards and to maintain the listing of the Company’s securities thereon; the risk of litigation or other actions arising from the failure to timely file the Q3 Form 10-Q or any subsequent SEC filing; risks

Page | 2

associated with the unpredictability of trading markets; general economic, political and business conditions; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303 Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to Scilex Holding Company to use the registered trademark.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.

Page | 3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2024

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed by Scilex Holding Company (the “Company”), as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Form 10-Q”), the Company expected that, among other things, it would be in default under the senior secured promissory note (the “Oramed Note”) issued on September 21, 2023, by the Company to Oramed Pharmaceuticals Inc. (“Oramed”) and the Tranche B senior secured convertible notes, issued by the Company to certain institutional investors and Oramed (collectively, the “Investors”) on October 8, 2024 (the “Tranche B Notes” and together with the Oramed Note, the “Existing Notes”), which could have resulted in the accelerated payment of the Company’s obligations under the Existing Notes and provide the holders thereof various remedies under the Existing Notes, including penalty interest and liquidated damages. An event of default under the Existing Notes would, among other things, allow the holder of the Oramed Note to elect to immediately accelerate the due date of such note and, in the case of the Tranche B Notes, all of the holders thereof to require that the Company redeem such notes in accordance with the terms thereof, in each case unless the holders amend such Existing Notes to eliminate, defer or otherwise waive such event of default (to the extent a waiver alone is sufficient to eliminate certain rights), including any default interest rates, liquidated damages or similar penalties that would arise pursuant to the terms of such Existing Notes upon an event of default that is not cured within the applicable periods set forth in the Existing Notes. The Company continues to work towards filing its Q3 Form 10-Q as soon as possible.

Oramed Waiver

On November 21, 2024, the Company and Oramed entered into a Waiver and Consent under the Oramed Note (the “Oramed Waiver”), pursuant to which Oramed agreed to waive (i) the Company’s failure to file and deliver the Q3 Form 10-Q and the Company’s quarterly financial statements by November 14, 2024, and (ii) the Company’s failure to give notice of such breach, each as required pursuant to the terms of the Oramed Note (the “Oramed Note Event of Default”). In connection with such waiver, the Company agreed (i) to deliver the quarterly financial statements for the fiscal quarter ending September 30, 2024 (the “September 2024 Financial Statements”) on or before January 20, 2025 and (ii) to engage a new independent registered public accounting firm to provide the September 2024 Financial Statements, which firm shall be one of a list of firms separately provided by the Company to Oramed or a firm of substantially the same reputation and national standing. As a result of the foregoing, there is presently no event of default under the Oramed Note as a result of the Company’s failure to file the Q3 Form 10-Q by November 14, 2024.

The initial aggregate principal amount of the Oramed Note was $101.875 million. As of the date of this Current Report on Form 8-K, the remaining principal amount under the Oramed Note is approximately $37.0 million.

The foregoing summary of the Oramed Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Oramed Waiver, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Tranche B Waiver and Consent

On November 21, 2024, the Company entered into a Waiver and Consent with each of (i) Nomis Bay Ltd and BPY Limited (the “Murchinson Waiver and Consent”), (ii) Oramed (the “Oramed Waiver and Consent”) and (iii) 3i, LP (the “3i Waiver and Consent” and, together with the Murchinson Waiver and Consent and the Oramed Waiver and Consent, the “Tranche B Waiver and Consent”), respectively, pursuant to which each of the Investors agreed to waive (i) the Company’s failure to file and deliver the Q3 Form 10-Q by November 14, 2024 (as such date was extended pursuant to Rule 12b-25 under the Securities Exchange Act of 1934 until November 19, 2024), (ii) the cross-default pursuant to the terms of the Tranche B Notes as a result of the Oramed Note Event of Default, and (iii) the Company’s requirement to give notice of such breach, each as required pursuant to the terms of the Tranche B Notes (collectively, the “Tranche B Notes Event of Default”); provided that the Q3 Form 10-Q shall be due no later than January 20, 2025. As a result of the foregoing, there is presently no event of default under the Tranche B Notes as a result of the Company’s failure to file the Q3 Form 10-Q by November 14, 2024.

The initial aggregate principal amount of the Tranche B Notes was $50.0 million. As of the date of this Current Report on Form 8-K, the Investors have previously converted approximately $9.0 million of the aggregate principal amount (plus applicable interest and make-whole amount) of the Tranche B Notes into the Company’s common stock, par value $0.0001 per share (the “Common Stock”), whereby the remaining principal amount under the Tranche B Notes is approximately $41.0 million.

The foregoing summaries of the Murchinson Waiver and Consent, the Oramed Waiver and Consent and the 3i Waiver and Consent do not purport to be complete and are qualified in their entireties by reference to the full text of these agreements, a copy of each of which is filed herewith as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and is incorporated herein by reference.

Item 8.01.	Other Events.

Risk Factor Update

The Company is also filing this Current Report on Form 8-K to supplement its risk factors, including those contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2024 (the “Annual Report”) and subsequent reports required to be filed with the SEC pursuant to the Exchange Act (the “Subsequent Reports”). The risk factor below should be considered together with the other risk factors described in the Annual Report and the Subsequent Reports, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC.

Our Existing Notes impose certain operating and financial covenants and any failure to comply with such covenants could result in an event of default that could adversely affect our business, financial condition and results of operations.

We have entered into that certain Waiver under Senior Secured Promissory Note, dated November 21, 2024, with Oramed (the “Oramed Waiver”) and that certain Waiver and Consent, dated November 21, 2024, with each of (i) Nomis Bay Ltd and BPY Limited, (ii) Oramed and (iii) 3i, LP, respectively (collectively, the “Tranche B Waiver and Consent”), the result of which is that there is not presently an event of default under the Existing Notes as a result of our failure to timely file the Q3 Form 10-Q. However, there can be no assurance that we will be successful in filing the Q3 Form 10-Q by January 20, 2025 and/or engaging a new independent registered public accounting firm from the list of firms separately provided by us to Oramed or a firm of substantially the same reputation and national standing, as contemplated by the Oramed Waiver and the Tranche B Waiver and Consent, as applicable, or regaining compliance with Nasdaq listing rules related to our failure to timely file the Q3 Form 10-Q or our inability to satisfy the Minimum Bid Price Requirement. If we fail to file the Q3 Form 10-Q or any other event of default occurs under the Existing Notes (including with respect to our ability to remain listed on The Nasdaq Stock Market), the holder of the Oramed Note could elect to immediately accelerate the due date of such note and, in the case of the Tranche B Notes, all of the holders thereof could require that the Company redeem such notes in accordance with the terms thereof, including any default interest rates, liquidated damages or similar penalties that would arise pursuant to the terms of such Existing Notes upon an event of default that is not cured within the applicable periods set forth in the Existing Notes.

We may not have sufficient funds or may be unable to arrange for additional financing to repay our indebtedness under the Existing Notes or to make any accelerated payments, and the lenders could seek to enforce their respective security interests in the collateral securing such indebtedness or other remedies available to such lenders under the Existing Notes or as provided by applicable law. The lenders could also seek to enforce the guaranty under the Subsidiary Guarantee entered into by us and each of our subsidiaries, dated as of September 21, 2023 and amended as of October 8, 2024, to carry out our payment obligations under the Existing Notes. Any failure by us to comply with the obligations under the Existing Notes could cause our stock price to decrease significantly, result in substantial dilution or cause us to be unable to raise additional capital, which could have a material negative effect on our business, financial condition and results of operations. See the risk factor titled “We may not have the ability to raise the funds necessary to settle the Oramed Note in cash upon a change of control or other event of default, and any future debt may contain limitations on our ability to pay cash” in the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 12, 2024 for additional information.

Forward-Looking Statements

Statements contained herein relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Q3 Form 10-Q, the Company’s ability to regain compliance with the Nasdaq continued listing standards and the timing to cure the Oramed Note Event of Default and the Tranche B Notes Event of Default constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the engagement by the Audit Committee of the Company’s Board of Directors of a new independent registered public accounting firm, including the timing thereof, risks related to the Company’s ability to file the Q3 Form 10-Q, the Company’s ability to regain compliance with the Nasdaq continued listing standards and to maintain the listing of the Company’s securities thereon, the Company’s ability to perform its obligations that would be triggered by an event of default under the Existing Notes, the Company’s ability to continue to comply with applicable covenants under the Existing Notes (including the January 20, 2025 extension date for an event of default under such notes) and the risk of litigation or other actions arising from the failure to timely file the Q3 Form 10-Q or any subsequent SEC filing.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 12, 2024, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Waiver and Consent under Senior Secured Promissory Note, dated November 21, 2024, by and between Scilex Holding Company and Oramed Pharmaceuticals Inc.

10.2	Waiver and Consent to Securities Purchase Agreement and Tranche B Senior Secured Convertible Note, dated November 21, 2024, by and among Scilex Holding Company, Nomis Bay Ltd and BPY Limited.

10.3	Waiver and Consent to Securities Purchase Agreement and Tranche B Senior Secured Convertible Note, dated November 21, 2024, by and between Scilex Holding Company and Oramed Pharmaceuticals Inc.

10.4	Waiver and Consent to Securities Purchase Agreement and Tranche B Senior Secured Convertible Note, dated November 21, 2024, by and among Scilex Holding Company and 3i, LP.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: November 22, 2024

Exhibit 10.1

November 21, 2024

Scilex Holding Company

960 San Antonio Rd.

Palo Alto, CA 94303

Attn: Stephen Ma

VIA EMAIL

RE: Waiver and Consent under Senior Secured Promissory Note (this “Waiver and Consent”)

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of September 21, 2023 (as further amended, restated, amended and restated, or supplemented from time to time prior to the date hereof, the “SPA”), among Scilex Holding Company, a Delaware corporation (the “Company”), Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser, and Acquiom Agency Services LLC, a Colorado limited liability company, as agent, and (ii) that certain Senior Secured Promissory Note, dated as of September 21, 2023 (as amended, modified or supplemented from time to time prior to the date hereof, the “Note”), issued by the Company to Oramed, as Holder (the “Holder”).

Section 1 Definitions. Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the SPA or the Note, as applicable.

Section 2 Limited Waiver and Consent.

(a) The Company has notified the Holder that it did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2024 and is unable to comply with the strict terms of Section 6 of the Note with respect to the delivery of quarterly financial statements due on or prior to November 14, 2024 (the “September 2024 Financial Statements”) and, but for this Agreement, an Event or Events of Default would result under Sections 8(a)(ii) and (iii) of the Note as a result of the foregoing (the “September 2024 Events of Default”) and that, additionally, an Event of Default would occur under Section 8(a)(ii) of the Note due to the Company’s failure to give notice of the September 2024 Events of Default as required by Section 7(b)(ii) of the Note (the “Notice Event of Default” and together with the September 2024 Events of Default, the “Specified Defaults”). Subject to the terms and conditions set forth in this Agreement, (i) the Holder hereby waives the Specified Defaults and (ii) the Company hereby agrees (A) to deliver the September 2024 Financial Statements on or before January 20, 2025 (the “New Required Delivery Date”) and (B) to engage a new independent registered public accounting firm to provide the September 2024 Financial Statements, which firm shall be one of a list of firms provided by the Company to the Holder by email on November 21, 2024, or a firm of substantially the same reputation and national standing. The Company understands and agrees that the failure to deliver the September 2024 Financial Statements (i) by the New Required Delivery Date or (ii) from a new independent registered public accounting firm meeting the criteria in clause (B) above, shall, in each case, constitute an immediate Event of Default under Section 7(b)(ii) of the Note.

(b) The foregoing limited waiver and consent (i) is a one-time waiver and consent, (ii) is expressly limited to the transactions described above in Section 2(a), (iii) shall not be deemed or otherwise construed to constitute a waiver or consent to any other transaction, whether or not similar to the transactions described above in Section 2(a) and (iv) shall not operate as a waiver of or consent to any right, power or remedy of the Agent or any Holder under the Note, any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a consent, waiver, release or modification of the Company’s or any Subsidiary’s obligations to comply with all terms and conditions of the Note and other Transaction Documents, except as expressly set forth herein. The Holder has granted the limited waiver and consent set forth in Section 2(a) in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such waiver and consent shall not constitute a course of dealing or impair the Agent’s or any Holder’s right to withhold any similar waiver or consent in the future.

Section 3 Affirmation.

(a) Except as specifically waived pursuant to Section 2 hereof, the Company hereby expressly reaffirms, as of the date hereof, all its covenants and agreements contained in the Note and each Transaction Document and agrees that none of its covenants and agreements set forth in the Note or any other Transaction Document shall be reduced or limited by the execution and delivery of this Waiver and Consent.

(b) The Company (on behalf of itself and its Subsidiaries) hereby (i) affirms that each of the Liens granted in or pursuant to the Security Documents are valid and subsisting, and (ii) agrees that this Waiver and Consent and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Documents and such Liens continue unimpaired with the same priority to secure repayment of all Obligations in accordance with the Transaction Documents, whether heretofore or hereafter incurred.

Section 4 Miscellaneous.

(a) Section headings in this Waiver and Consent are included herein for convenience of reference only and shall not constitute a part of this Waiver and Consent for any other purposes.

(b) This Waiver and Consent may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Waiver and Consent or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by electronic transmission shall be deemed an original signature hereto.

(c) No waiver or modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed by all of the parties hereto or thereto.

(d) From and after the date on which this Waiver and Consent shall be effective, the term “Transaction Documents” in the Note and the other Note Documents shall include, without limitation, this Waiver and Consent and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(e) THE TERMS AND PROVISIONS OF SECTION 9(D) (GOVERNING LAW) OF

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THE NOTE ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS WAIVER AND CONSENT MUTATITIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

(f) The Company has agreed to reimburse Holder upon the execution of this Waiver and Consent for its reasonable and documented out-of-pocket legal costs, fees and expenses actually incurred by the Holder in connection with this Waiver and Consent.

[Remainder of Page Intentionally Left Blank]

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Sincerely,

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Business and Operating Officer

Address for Notice:
1185 Avenue of the Americas, Third Floor
New York, NY 10036 Attn: Josh Hexter
Email: nadav@oramed.com josh@oramed.com avi@oramed.com with a copy (which shall not constitute notice) to:

Proskauer Rose LLP Eleven Times Square New York, NY 10036
Attn: Ehud Barak; James Gerkis; Grant Darwin; Philip Kaminski
E-mail: ebarak@proskauer.com; jgerkis@proskauer.com; gdarwin@proskauer.com; pkaminski@proskauer.com

[Signature Page to Waiver and Consent Letter]

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SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

960 San Antonio Rd. Palo Alto, CA 94303 Attention: Stephen Ma
Telephone: (408) 891-8341 Email: sma@scilexholding.com with a copy to (which shall not constitute notice) to: Paul Hastings LLP 1117 S. California Avenue
Palo Alto, CA 94304 Attention: Elizabeth Razzano Telephone: (650) 320-1895
Email: elizabethrazzano@paulhastings.com

[Signature Page to Waiver and Consent Letter]

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Exhibit 10.2

WAIVER AND CONSENT TO SECURITIES PURCHASE AGREEMENT AND

TRANCHE B SENIOR SECURED CONVERTIBLE NOTE

This WAIVER AND CONSENT TO SECURITIES PURCHASE AGREEMENT AND TRANCHE B SENIOR SECURED CONVERTIBLE NOTE (this “Waiver and Consent”) is entered into as of November 21, 2024 by each of the undersigned (collectively, the “undersigned Holders”) and Scilex Holding Company, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company, the Buyers and Acquiom Agency Services LLC, as collateral agent, are parties to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 7, 2024;

WHEREAS, pursuant to the Purchase Agreement, the Company issued and sold to the Buyers a tranche B of senior secured convertible notes of the Company in the aggregate principal amount of $50,000,000 (the “Notes”);

WHEREAS, pursuant to Section 4(f) of the Purchase Agreement, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC pursuant to the 1934 Act;

WHEREAS, the quarterly report on Form 10-Q for the Company’s fiscal quarter ended September 30, 2024 (the “Quarterly Report”) was initially due on November 14, 2024 (as such date was extended pursuant to Rule 12b-25 under the 1934 Act until November 19, 2024) (the “Reporting Obligation”) and was not filed with the SEC on such date (the “Reporting Obligation Failure”) and as a result of such Reporting Obligation Failure that remains uncured for a period of five consecutive Trading Days, an Event of Default (the “Reporting Obligation Event of Default”) is expected to occur on November 26, 2024 pursuant to Section 4(a)(xii) of the Notes;

WHEREAS, pursuant to Section 4(b) of the Notes, the Company is required within three days to deliver written notice of the Reporting Obligation Event of Default to the holders of the Notes (the “Reporting Obligation Event of Default Notice”);

WHEREAS, pursuant to Section 9(e) of the Purchase Agreement, certain provisions of the Purchase Agreement may be waived with the consent of the Required Holders, being the holders of Notes and/or Warrants representing at least 80% of the Underlying Securities as of such time, and the undersigned Holders desire to agree to the waiver of the Reporting Obligation Event of Default and the consent to an extension of the Reporting Obligation;

WHEREAS, pursuant to Section 20 of the Notes, certain provisions of the Notes may be amended, modified or waived with the prior written consent of the Required Holders, being the holders of Notes representing at least 80% of the aggregate principal amount of the Notes then outstanding, and the undersigned Holders desire to agree to the waiver of the Reporting Obligation Event of Default and the waiver of the requirement to deliver a Reporting Obligation Event of Default Notice;

WHEREAS, the Company, Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser, and Acquiom Agency Services LLC, as agent, are parties to that certain Securities Purchase Agreement, dated as of September 21, 2023 (as further amended, restated, amended and restated, or supplemented from time to time prior to the date hereof, the “SPA”) and pursuant to the SPA, the Company issued to Oramed a senior secured promissory note, dated as of September 21, 2023 (in the aggregate principal amount of $101,875,000) (as amended, modified or supplemented from time to time prior to the date hereof, the “Tranche A Note”);

WHEREAS, the Company’s failure to deliver the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 by November 21, 2024 as required under Section 6 of the Tranche A Note would constitute an event of default under the Tranche A Note and pursuant to Section 4(a)(vi) of the Notes, the occurrence of any default under Indebtedness of the Company of at least an aggregate of $5.0 million constitutes an Event of Default (the “Cross-Default”) under the Notes, and the Company is required within three days to deliver written notice thereof to the holders of the Notes (the “Cross-Default Notice”);

WHEREAS, the undersigned Holders desire to agree to the waiver of the Cross-Default and the requirement to deliver a Cross-Default Notice; and

WHEREAS, each Holder and the Company have duly authorized the execution and delivery of this Waiver and Consent and have done all things necessary to make this Waiver and Consent a valid and binding agreement in accordance with its terms.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following is agreed:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Definitions. Capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement or in the preambles or recitals thereto or the Notes, as applicable. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Waiver and Consent refer to this Waiver and Consent as a whole and not to any particular section hereof.

ARTICLE II.

WAIVER AND AMENDMENT

SECTION 2.1. Waiver and Consent.

(a) Subject to the terms and conditions of Section 2.1(b) below, the Company and the undersigned Holders hereby waive (i) the Reporting Obligation Event of Default

2

(including, for the avoidance of doubt, any Equity Condition Failure, any right of alternate conversion pursuant to Section 3(e) of the Notes and any redemption right by the holders of the Notes pursuant to Section 4(b) of the Notes, in each case relating to such Reporting Obligation Event of Default), (ii) the requirement to deliver a Reporting Obligation Event of Default Notice (including, for the avoidance of doubt, the requirement to deliver a Triggering Event Notice pursuant to Section 3(e) of the Notes) and (iii) the Cross-Default and the requirement to deliver a Cross-Default Notice (collectively, the “Waiver”).

(b) So long as the Required Holders pursuant to the Purchase Agreement and Notes, as applicable, have consented to the Waiver, the Waiver shall be (i) binding on all Buyers and holders of Securities pursuant to Section 9(e) of the Purchase Agreement and on all existing and future holders of any Notes pursuant to Section 20 of the Notes, as applicable, and (ii) effective from November 14, 2024 until January 20, 2025; provided, that after January 20, 2025, if the Reporting Obligation to file the Company’s Quarterly Report with the SEC pursuant to Section 4(f) of the Purchase Agreement has not been satisfied, the Company understands and agrees that such failure to deliver the Quarterly Report shall constitute an immediate Event of Default under Section 4(a)(xii) of the Notes and Section 4(a)(vi) of the Notes.

(c) The foregoing Waiver (i) is a one-time waiver and consent, (ii) is expressly limited to the transactions described above in Section 2.1(a), (iii) shall not be deemed or otherwise construed to constitute a waiver or consent to any other transaction, whether or not similar to the transactions described above in Section 2.1(a) and (iv) shall not operate as a waiver of or consent to any right, power or remedy of the Collateral Agent or any Holder under the Note, any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a consent, waiver, release or modification of the Company’s or any Subsidiary’s obligations to comply with all terms and conditions of the Note and other Transaction Documents, except as expressly set forth herein. The undersigned Holders have granted the limited waiver and consent set forth in Section 2.1(a) in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such waiver and consent shall not constitute a course of dealing or impair any Holder’s right to withhold any similar waiver or consent in the future.

SECTION 2.2. Terms. The agreements set forth in this Waiver and Consent are strictly limited to the matters set out herein and shall not be construed to be the granting of, or a right to, any waivers, amendments or any other agreements in respect of any other provision.

ARTICLE III.

MISCELLANEOUS

SECTION 3.1. Representation. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the undersigned Holders or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries.

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SECTION 3.2. Fees. The Company shall reimburse the undersigned Holders for all reasonable costs and expenses incurred by it or its affiliates in connection with the documentation, negotiation and closing of this Waiver and Consent.

SECTION 3.3. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the undersigned Holders and the Company, any legal or equitable right, remedy or claim under or in respect of this Waiver and Consent or the Purchase Agreement or the Notes or any provision herein or therein contained.

SECTION 3.4. Governing Law; Jurisdiction. This Waiver and Consent shall be governed by, and construed in accordance with, the laws of the State of New York. The provisions of Section 9(a) of the Purchase Agreement in respect of submission to jurisdiction shall apply to this Waiver and Consent. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR THE ROYALTY PSA OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER AND CONSENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

SECTION 3.5. Ratification of Purchase Agreement and Notes; Binding Effect. Except as expressly waived and amended hereby, the Purchase Agreement and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 3.6. Headings. The headings of the Articles and the sections in this Waiver and Consent are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.7. Successors. All covenants and agreements in this Waiver and Consent by the undersigned Holders and the Company shall bind their respective successors and assigns, whether so expressed or not.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Waiver and Consent to be duly executed as of the date first written above.

NOMIS BAY LTD

By:	/s/ James Keyes
Name:	James Keyes
Title:	Director

BPY LIMITED

By:	/s/ James Keyes
Name:	James Keyes
Title:	Director

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Waiver and Consent to Tranche B Convertible Notes and Purchase Agreement]

Exhibit 10.3

WAIVER AND CONSENT TO SECURITIES PURCHASE AGREEMENT AND

TRANCHE B SENIOR SECURED CONVERTIBLE NOTE

This WAIVER AND CONSENT TO SECURITIES PURCHASE AGREEMENT AND TRANCHE B SENIOR SECURED CONVERTIBLE NOTE (this “Waiver and Consent”) is entered into as of November 21, 2024 by the undersigned (the “undersigned Holder”) and Scilex Holding Company, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company, the Buyers and Acquiom Agency Services LLC, as collateral agent, are parties to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 7, 2024;

WHEREAS, pursuant to the Purchase Agreement, the Company issued and sold to the Buyers a tranche B of senior secured convertible notes of the Company in the aggregate principal amount of $50,000,000 (the “Notes”);

WHEREAS, pursuant to Section 4(f) of the Purchase Agreement, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC pursuant to the 1934 Act;

WHEREAS, the quarterly report on Form 10-Q for the Company’s fiscal quarter ended September 30, 2024 (the “Quarterly Report”) was initially due on November 14, 2024 (as such date was extended pursuant to Rule 12b-25 under the 1934 Act until November 19, 2024) (the “Reporting Obligation”) and was not filed with the SEC on such date (the “Reporting Obligation Failure”) and as a result of such Reporting Obligation Failure that remains uncured for a period of five consecutive Trading Days, an Event of Default (the “Reporting Obligation Event of Default”) is expected to occur on November 26, 2024 pursuant to Section 4(a)(xii) of the Notes;

WHEREAS, pursuant to Section 4(b) of the Notes, the Company is required within three days to deliver written notice of the Reporting Obligation Event of Default to the holders of the Notes (the “Reporting Obligation Event of Default Notice”);

WHEREAS, pursuant to Section 9(e) of the Purchase Agreement, certain provisions of the Purchase Agreement may be waived with the consent of the Required Holders, being the holders of Notes and/or Warrants representing at least 80% of the Underlying Securities as of such time, and the undersigned Holder desires to agree to the waiver of the Reporting Obligation Event of Default and the consent to an extension of the Reporting Obligation;

WHEREAS, pursuant to Section 20 of the Notes, certain provisions of the Notes may be amended, modified or waived with the prior written consent of the Required Holders, being the holders of Notes representing at least 80% of the aggregate principal amount of the Notes then outstanding, and the undersigned Holder desires to agree to the waiver of the Reporting Obligation Event of Default and the waiver of the requirement to deliver a Reporting Obligation Event of Default Notice;

WHEREAS, the Company, Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser, and Acquiom Agency Services LLC, as agent, are parties to that certain Securities Purchase Agreement, dated as of September 21, 2023 (as further amended, restated, amended and restated, or supplemented from time to time prior to the date hereof, the “SPA”) and pursuant to the SPA, the Company issued to Oramed a senior secured promissory note, dated as of September 21, 2023 (in the aggregate principal amount of $101,875,000) (as amended, modified or supplemented from time to time prior to the date hereof, the “Tranche A Note”);

WHEREAS, the Company’s failure to deliver the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 by November 21, 2024 as required under Section 6 of the Tranche A Note would constitute an event of default under the Tranche A Note and pursuant to Section 4(a)(vi) of the Notes, the occurrence of any default under Indebtedness of the Company of at least an aggregate of $5.0 million constitutes an Event of Default (the “Cross-Default”) under the Notes, and the Company is required within three days to deliver written notice thereof to the holders of the Notes (the “Cross-Default Notice”);

WHEREAS, the undersigned Holder desires to agree to the waiver of the Cross-Default and the requirement to deliver a Cross-Default Notice; and

WHEREAS, each Holder and the Company have duly authorized the execution and delivery of this Waiver and Consent and have done all things necessary to make this Waiver and Consent a valid and binding agreement in accordance with its terms.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following is agreed:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Definitions. Capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement or in the preambles or recitals thereto or the Notes, as applicable. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Waiver and Consent refer to this Waiver and Consent as a whole and not to any particular section hereof.

ARTICLE II.

WAIVER AND AMENDMENT

SECTION 2.1. Waiver and Consent.

(a) Subject to the terms and conditions of Section 2.1(b) below, the Company and the undersigned Holder hereby waives (i) the Reporting Obligation Event of Default

2

(including, for the avoidance of doubt, any Equity Condition Failure, any right of alternate conversion pursuant to Section 3(e) of the Notes and any redemption right by the holders of the Notes pursuant to Section 4(b) of the Notes, in each case relating to such Reporting Obligation Event of Default), (ii) the requirement to deliver a Reporting Obligation Event of Default Notice (including, for the avoidance of doubt, the requirement to deliver a Triggering Event Notice pursuant to Section 3(e) of the Notes) and (iii) the Cross-Default and the requirement to deliver a Cross-Default Notice (collectively, the “Waiver”).

(b) So long as the Required Holders pursuant to the Purchase Agreement and Notes, as applicable, have consented to the Waiver, the Waiver shall be (i) binding on all Buyers and holders of Securities pursuant to Section 9(e) of the Purchase Agreement and on all existing and future holders of any Notes pursuant to Section 20 of the Notes, as applicable, and (ii) effective from November 14, 2024 until January 20, 2025; provided, that after January 20, 2025, if the Reporting Obligation to file the Company’s Quarterly Report with the SEC pursuant to Section 4(f) of the Purchase Agreement has not been satisfied, the Company understands and agrees that such failure to deliver the Quarterly Report shall constitute an immediate Event of Default under Section 4(a)(xii) of the Notes and Section 4(a)(vi) of the Notes.

(c) The foregoing Waiver (i) is a one-time waiver and consent, (ii) is expressly limited to the transactions described above in Section 2.1(a), (iii) shall not be deemed or otherwise construed to constitute a waiver or consent to any other transaction, whether or not similar to the transactions described above in Section 2.1(a) and (iv) shall not operate as a waiver of or consent to any right, power or remedy of the Collateral Agent or any Holder under the Note, any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a consent, waiver, release or modification of the Company’s or any Subsidiary’s obligations to comply with all terms and conditions of the Note and other Transaction Documents, except as expressly set forth herein. The undersigned Holder has granted the limited waiver and consent set forth in Section 2.1(a) in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such waiver and consent shall not constitute a course of dealing or impair any Holder’s right to withhold any similar waiver or consent in the future.

SECTION 2.2. Terms. The agreements set forth in this Waiver and Consent are strictly limited to the matters set out herein and shall not be construed to be the granting of, or a right to, any waivers, amendments or any other agreements in respect of any other provision.

ARTICLE III.

MISCELLANEOUS

SECTION 3.1. Representation. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the undersigned Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries.

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SECTION 3.2. Fees. The Company shall reimburse the undersigned Holder for all reasonable costs and expenses incurred by it or its affiliates in connection with the documentation, negotiation and closing of this Waiver and Consent.

SECTION 3.3. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the undersigned Holder and the Company, any legal or equitable right, remedy or claim under or in respect of this Waiver and Consent or the Purchase Agreement or the Notes or any provision herein or therein contained.

SECTION 3.4. Governing Law; Jurisdiction. This Waiver and Consent shall be governed by, and construed in accordance with, the laws of the State of New York. The provisions of Section 9(a) of the Purchase Agreement in respect of submission to jurisdiction shall apply to this Waiver and Consent. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR THE ROYALTY PSA OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER AND CONSENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

SECTION 3.5. Ratification of Purchase Agreement and Notes; Binding Effect. Except as expressly waived and amended hereby, the Purchase Agreement and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 3.6. Headings. The headings of the Articles and the sections in this Waiver and Consent are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.7. Successors. All covenants and agreements in this Waiver and Consent by the undersigned Holder and the Company shall bind their respective successors and assigns, whether so expressed or not.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Waiver and Consent to be duly executed as of the date first written above.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Business and Operating Officer

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Waiver and Consent to Tranche B Convertible Notes and Purchase Agreement]

Exhibit 10.4

WAIVER AND CONSENT TO SECURITIES PURCHASE AGREEMENT AND

TRANCHE B SENIOR SECURED CONVERTIBLE NOTE

This WAIVER AND CONSENT TO SECURITIES PURCHASE AGREEMENT AND TRANCHE B SENIOR SECURED CONVERTIBLE NOTE (this “Waiver and Consent”) is entered into as of November 21, 2024 by the undersigned (the “undersigned Holder”) and Scilex Holding Company, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company, the Buyers and Acquiom Agency Services LLC, as collateral agent, are parties to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 7, 2024;

WHEREAS, pursuant to the Purchase Agreement, the Company issued and sold to the Buyers a tranche B of senior secured convertible notes of the Company in the aggregate principal amount of $50,000,000 (the “Notes”);

WHEREAS, pursuant to Section 4(f) of the Purchase Agreement, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC pursuant to the 1934 Act;

WHEREAS, the quarterly report on Form 10-Q for the Company’s fiscal quarter ended September 30, 2024 (the “Quarterly Report”) was initially due on November 14, 2024 (as such date was extended pursuant to Rule 12b-25 under the 1934 Act until November 19, 2024) (the “Reporting Obligation”) and was not filed with the SEC on such date (the “Reporting Obligation Failure”) and as a result of such Reporting Obligation Failure that remains uncured for a period of five consecutive Trading Days, an Event of Default (the “Reporting Obligation Event of Default”) is expected to occur on November 26, 2024 pursuant to Section 4(a)(xii) of the Notes;

WHEREAS, pursuant to Section 4(b) of the Notes, the Company is required within three days to deliver written notice of the Reporting Obligation Event of Default to the holders of the Notes (the “Reporting Obligation Event of Default Notice”);

WHEREAS, pursuant to Section 9(e) of the Purchase Agreement, certain provisions of the Purchase Agreement may be waived with the consent of the Required Holders, being the holders of Notes and/or Warrants representing at least 80% of the Underlying Securities as of such time, and the undersigned Holder desires to agree to the waiver of the Reporting Obligation Event of Default and the consent to an extension of the Reporting Obligation;

WHEREAS, pursuant to Section 20 of the Notes, certain provisions of the Notes may be amended, modified or waived with the prior written consent of the Required Holders, being the holders of Notes representing at least 80% of the aggregate principal amount of the Notes then outstanding, and the undersigned Holder desires to agree to the waiver of the Reporting Obligation Event of Default and the waiver of the requirement to deliver a Reporting Obligation Event of Default Notice;

WHEREAS, the Company, Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser, and Acquiom Agency Services LLC, as agent, are parties to that certain Securities Purchase Agreement, dated as of September 21, 2023 (as further amended, restated, amended and restated, or supplemented from time to time prior to the date hereof, the “SPA”) and pursuant to the SPA, the Company issued to Oramed a senior secured promissory note, dated as of September 21, 2023 (in the aggregate principal amount of $101,875,000) (as amended, modified or supplemented from time to time prior to the date hereof, the “Tranche A Note”);

WHEREAS, the Company’s failure to deliver the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 by November 21, 2024 as required under Section 6 of the Tranche A Note would constitute an event of default under the Tranche A Note and pursuant to Section 4(a)(vi) of the Notes, the occurrence of any default under Indebtedness of the Company of at least an aggregate of $5.0 million constitutes an Event of Default (the “Cross-Default”) under the Notes, and the Company is required within three days to deliver written notice thereof to the holders of the Notes (the “Cross-Default Notice”);

WHEREAS, the undersigned Holder desires to agree to the waiver of the Cross-Default and the requirement to deliver a Cross-Default Notice; and

WHEREAS, each Holder and the Company have duly authorized the execution and delivery of this Waiver and Consent and have done all things necessary to make this Waiver and Consent a valid and binding agreement in accordance with its terms.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following is agreed:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Definitions. Capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement or in the preambles or recitals thereto or the Notes, as applicable. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Waiver and Consent refer to this Waiver and Consent as a whole and not to any particular section hereof.

ARTICLE II.

WAIVER AND AMENDMENT

SECTION 2.1. Waiver and Consent.

(a) Subject to the terms and conditions of Section 2.1(b) below, the Company and the undersigned Holder hereby waives (i) the Reporting Obligation Event of Default

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(including, for the avoidance of doubt, any Equity Condition Failure, any right of alternate conversion pursuant to Section 3(e) of the Notes and any redemption right by the holders of the Notes pursuant to Section 4(b) of the Notes, in each case relating to such Reporting Obligation Event of Default), (ii) the requirement to deliver a Reporting Obligation Event of Default Notice (including, for the avoidance of doubt, the requirement to deliver a Triggering Event Notice pursuant to Section 3(e) of the Notes) and (iii) the Cross-Default and the requirement to deliver a Cross-Default Notice (collectively, the “Waiver”).

(b) So long as the Required Holders pursuant to the Purchase Agreement and Notes, as applicable, have consented to the Waiver, the Waiver shall be (i) binding on all Buyers and holders of Securities pursuant to Section 9(e) of the Purchase Agreement and on all existing and future holders of any Notes pursuant to Section 20 of the Notes, as applicable, and (ii) effective from November 14, 2024 until January 20, 2025; provided, that after January 20, 2025, if the Reporting Obligation to file the Company’s Quarterly Report with the SEC pursuant to Section 4(f) of the Purchase Agreement has not been satisfied, the Company understands and agrees that such failure to deliver the Quarterly Report shall constitute an immediate Event of Default under Section 4(a)(xii) of the Notes and Section 4(a)(vi) of the Notes.

(c) The foregoing Waiver (i) is a one-time waiver and consent, (ii) is expressly limited to the transactions described above in Section 2.1(a), (iii) shall not be deemed or otherwise construed to constitute a waiver or consent to any other transaction, whether or not similar to the transactions described above in Section 2.1(a) and (iv) shall not operate as a waiver of or consent to any right, power or remedy of the Collateral Agent or any Holder under the Note, any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a consent, waiver, release or modification of the Company’s or any Subsidiary’s obligations to comply with all terms and conditions of the Note and other Transaction Documents, except as expressly set forth herein. The undersigned Holder has granted the limited waiver and consent set forth in Section 2.1(a) in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such waiver and consent shall not constitute a course of dealing or impair any Holder’s right to withhold any similar waiver or consent in the future.

SECTION 2.2. Terms. The agreements set forth in this Waiver and Consent are strictly limited to the matters set out herein and shall not be construed to be the granting of, or a right to, any waivers, amendments or any other agreements in respect of any other provision.

ARTICLE III.

MISCELLANEOUS

SECTION 3.1. Representation. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the undersigned Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries.

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SECTION 3.2. Fees. The Company shall reimburse the undersigned Holder for all reasonable costs and expenses incurred by it or its affiliates in connection with the documentation, negotiation and closing of this Waiver and Consent.

SECTION 3.3. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the undersigned Holder and the Company, any legal or equitable right, remedy or claim under or in respect of this Waiver and Consent or the Purchase Agreement or the Notes or any provision herein or therein contained.

SECTION 3.4. Governing Law; Jurisdiction. This Waiver and Consent shall be governed by, and construed in accordance with, the laws of the State of New York. The provisions of Section 9(a) of the Purchase Agreement in respect of submission to jurisdiction shall apply to this Waiver and Consent. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR THE ROYALTY PSA OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER AND CONSENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

SECTION 3.5. Ratification of Purchase Agreement and Notes; Binding Effect. Except as expressly waived and amended hereby, the Purchase Agreement and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 3.6. Headings. The headings of the Articles and the sections in this Waiver and Consent are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.7. Successors. All covenants and agreements in this Waiver and Consent by the undersigned Holder and the Company shall bind their respective successors and assigns, whether so expressed or not.

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IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Waiver and Consent to be duly executed as of the date first written above.

3i, LP

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager On Behalf Of 3i Management LLC, The GP of 3i LP

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

[Signature Page to Waiver and Consent to Tranche B Convertible Notes and Purchase Agreement]